Exhibit 10.1

December 21, 2014

Information for Recipients of

Liberty TripAdvisor Holdings, Inc. Nonqualified Stock Options

2014 Omnibus Incentive Plan

Notice of Grant.  Congratulations!  You have been granted Nonqualified Stock Options exercisable for shares of Liberty TripAdvisor Holdings, Inc. Series B Common Stock (“LTRPB”) (the “Options”).  A Nonqualified Stock Option Agreement (the “Agreement”) setting forth the terms of the Options follows this informational page.  The Options were granted under the Liberty TripAdvisor Holdings, Inc. 2014 Omnibus Incentive Plan (the “2014 Incentive Plan”).

Acknowledgment of Grant.  By your signature on the Agreement, you are acknowledging the terms and conditions of the award set forth in the Agreement.  The Options were granted by Liberty TripAdvisor Holdings, Inc. (the “Company”) and became effective as of the Grant Date (as that term is defined in the Agreement) and were granted on the terms and conditions reflected in the Agreement.  The number of Options granted to you was approved by the Compensation Committee of the Board of Directors of the Company.

2014 Incentive Plan – Exhibit A.  The 2014 Incentive Plan that governs the Options is attached to the Agreement as Exhibit A.

SEC Registration Statements.  The LTRPB shares issuable upon exercise of the Options were registered with the Securities and Exchange Commission on a Form S-8 filed on December 17, 2014 (Registration No. 333-201011). The statement can be found on the Company’s website at http://ir.libertytripadvisorholdings.com/sec.cfm.  Also available on the Company’s website are the most recent annual, quarterly and current reports as filed with the Securities and Exchange Commission.  Please refer to these reports as well as the Company’s future filings with the Securities and Exchange Commission (also available on the Company’s website) for important information regarding the Company and its common stock.

Tax and Estate Advice.  We recommend that you consult with your personal tax and/or estate advisor regarding the effect of the award of Options on your personal tax and estate situation.

LIBERTY TRIPADVISOR HOLDINGS, INC.

2014 OMNIBUS INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is entered into effective as of December 21, 2014 by and between LIBERTY TRIPADVISOR HOLDINGS, INC., a Delaware corporation (the “Company”), and Gregory B. Maffei (the “Grantee”).

The Grantee is employed as of the Grant Date as the President and Chief Executive Officer of the Company.  The Company has adopted the Liberty TripAdvisor Holdings, Inc. 2014 Omnibus Incentive Plan (as may be amended prior to or after the Grant Date, the “Plan”), a copy of which as in effect on the Grant Date is attached hereto as Exhibit A and by this reference made a part hereof, for the benefit of eligible employees and independent contractors of the Company and its Subsidiaries.  Capitalized terms used and not otherwise defined herein will have the meaning given thereto in the Plan.

The Company and the Grantee therefore agree as follows:

Definitions.  The following terms, when used in this Agreement, have the following meanings:

“Base Price” means $27.83, the Fair Market Value of a share of Common Stock on the Grant Date.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.

“Cause” means:  (i) the Grantee’s willful failure to follow the lawful instructions of the Board (other than due to Disability); (ii) the commission by the Grantee of any fraud, misappropriation or misconduct that causes demonstrable material injury to the Company or any Subsidiary; (iii) the Grantee’s conviction of, or plea of guilty or nolo contendere to, a felony; or (iv) the Grantee’s failure to comply in any material respect with any written agreement between the Grantee, on the one hand, and the Company or any Subsidiary, on the other, if such failure causes demonstrable material injury to the Company or any Subsidiary.  Notwithstanding anything contained herein to the contrary, the Grantee’s employment may not be terminated for Cause pursuant to clause (i), (ii) or (iv) above unless (A) the decision is made by a majority of the Board at a Board meeting where the Grantee and his counsel had an opportunity to be heard on at least ten days’ prior written notice; (B) the Company provides the Grantee with written notice of the Board’s decision to terminate the Grantee’s employment for Cause specifying the particular act(s) or failure(s) to act serving as the basis for such decision; and (C) if such act or failure to act is capable of being cured, the Grantee fails to cure any such act or failure to act to the reasonable satisfaction of the Board within ten days after such notice.

For purposes of this Agreement, no act or failure to act, on the part of the Grantee, will be considered “willful” unless it is done, or omitted to be done, by the Grantee in bad faith and without reasonable belief that the Grantee’s action or omission was legal, proper, and in the best interests of the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by the Grantee in good faith and in the best interests of the Company.

(e)“Change in Control” means, with respect to the period following the
Grant Date:

(i)any merger, consolidation or share exchange to which the Company is a party as a result of which Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the surviving corporation ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or share exchange,

(ii)the adoption of any plan or proposal for the liquidation or dissolution of the Company,

(iii)any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of (1) the Company, or (2) the Company’s Subsidiaries, taken as a whole, if the assets of the Company’s Subsidiaries, taken as a whole, constitute all or substantially all of the combined assets of the Company and the Company’s Subsidiaries.

(iv)at any time during any period of two consecutive years beginning on or after the Grant Date, individuals who at the beginning of such period were members of the Board (“Original Directors”) and new directors, if any, whose election or nomination for election to the Board was recommended or approved by a majority of the Original Directors and the new directors whose nomination had previously been so approved, cease for any reason to constitute a majority of the then incumbent members of the Board,

(v)any transaction (or series of related transactions) in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any of its Subsidiaries, any employee benefit plan sponsored by the Company or any of its Subsidiaries, any Exempt Person (as defined in the Plan) or any member of the Malone Group) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), or

(vi)a spin-off, split-off, split-up or other similar event or events (each, a “Spin Transaction”), either in a single transaction or in a series of related or unrelated transactions

(provided that such related or unrelated transactions occur during a period of 24 consecutive months), pursuant to which assets of the Company or of one or more of its Subsidiaries having either a fair market value (as determined in the good faith reasonable judgment of the Board) or book value equal to 40% or more of the total fair market value or book value of the assets of the Company and its Subsidiaries (taken as a whole) are directly or indirectly transferred or distributed by dividend or otherwise, excluding any Spin Transaction in which (A) the Grantee is appointed as the chief executive officer of the separate publicly-traded entity that is the subject of such Spin Transaction, whether or not he elects to accept such appointment, and (B) any equity-based awards previously granted by the Company to the Grantee are adjusted in a manner that (1) preserves the intrinsic value of such equity-based award (or, in the case of the grant of a new equity-based award, preserves the intrinsic value of the equity-based award in respect of which such equity-based award is granted) and (2) complies with, or is exempt from, Section 409A of the Code.  For the purpose of calculating whether the 40% threshold described in clause (vi) of this sentence has been reached or exceeded in a series of two or more transactions, the following calculation will apply:

X=  40 - P

100 - P

where

X=percentage of book or fair market value, as applicable, required to reach the 40% threshold as of the date of the second or any subsequent transaction; and

P=percentage of book or fair market value, as applicable, disposed of in all prior spin-off, split-off, split-up or other similar events to which clause (vi) applies, determined as of the date of each such transaction.

“Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.

“Committee” means the Compensation Committee of the Board of Directors of the Company.

“Common Stock” means the Company’s Series B Common Stock.

“Company” has the meaning specified in the preamble to this Agreement.

“Disability” means the Grantee’s inability to substantially perform his duties to the Company due to physical or mental impairment for six consecutive months and, within 30 days after a notice of termination is given to the Grantee, the Grantee continues to be unable to substantially perform his duties to the Company due to physical or mental impairment.  Notwithstanding the foregoing, the Grantee will not be considered Disabled unless the Grantee is also “disabled,” as such term is defined under Section 409A(a)(2)(C) of the Code.

“Fundamental Corporate Event” means a corporate event with respect to the Company which results in a change to the number or type of shares of stock subject to the Options, including a stock dividend, stock split, reverse stock split, reclassification, recapitalization, reorganization, split-up, spin-off, combination, share exchange, merger, consolidation or similar corporate event.

“Good Reason” means the occurrence of any of the following events:

(i)the failure of the Company to appoint the Grantee to, or to permit him to remain as the President and Chief Executive Officer of the Company, if that failure is not cured within 10 days after written notice from the Grantee or the failure of the Company to nominate and recommend to the stockholders of the Company that the Grantee be elected to the Board whenever the Grantee is scheduled to stand or stands for reelection to the Board at any of the Company’s annual stockholder meetings through December 31, 2019;

(ii)the assignment by the Company to the Grantee of duties materially inconsistent with his status as the chief executive officer of a publicly-traded company or any material diminution in the Grantee’s duties and/or responsibilities, reporting obligations, titles or authority as in effect on the date of this Agreement, if that inconsistency or diminution is not cured within 10 days after written notice from the Grantee;

(iii)any purported termination by the Company of the Grantee’s employment for Cause which is not substantially effected pursuant to the procedures described in the definition of Cause in this Agreement;

(iv)a Change in Control; provided that the Grantee may exercise his right to terminate his employment for Good Reason pursuant to this clause (iv) only during the 30-day period that commences 90 days after the occurrence of such Change in Control; or

(v)any material breach of any written agreement between the Grantee, on the one hand, and the Company or any Subsidiary, on the other, by the Company or such Subsidiary, if not cured within 10 days after written notice from the Grantee.

Notwithstanding the foregoing, Good Reason will not be deemed to exist unless the Grantee gives the Company notice within 120 days (or such shorter period specified above) after the occurrence of the event which the Grantee believes constitutes the basis for Good Reason, specifying the particular act or failure to act which the Grantee believes constitutes the basis for Good Reason.

“Grant Date” means December 21, 2014.

“Grantee” has the meaning specified in the preamble to this Agreement.

“Malone Group” means John C. Malone, his spouse, his children and other lineal descendents or any trust, foundation or other Person established by a member of the Malone Group for the benefit of one or more members of the Malone Group or for a charitable purpose.

“Option” has the meaning specified in Section 2 of this Agreement.

“Option Shares” has the meaning specified in Section 4(a) of this Agreement.

“Plan” has the meaning specified in the recitals to this Agreement.

“Required Withholding Amount” has the meaning specified in Section 5 of this Agreement.

“Separation” means the date as of which the Grantee is no longer employed by the Company or any of its Subsidiaries.

“Subsidiary” has the meaning set forth in the Plan.

“Term” has the meaning specified in Section 2 of this Agreement.

“Tranche” has the meaning specified in Section 3(a) of this Agreement.

Grant of Options.  Subject to the terms and conditions herein and in the Plan, the Company hereby awards to the Grantee as of the Grant Date, options to purchase from the Company, exercisable as set forth in Section 3 below during the period commencing on the Grant Date and expiring at the Close of Business on December 21, 2024 (such period, the “Term”), subject to earlier termination as provided in Section 9 below, at the Base Price, 1,797,107 shares of Common Stock.  Each option granted hereunder is a “Nonqualified Stock Option” and is hereinafter referred to as an “Option.”  The Base Price of each Option and the number of Options granted hereunder are subject to adjustment pursuant to Section 13 below.  No fractional shares of Common Stock will be issuable upon exercise of an Option, and the Grantee will receive, in lieu of any fractional share of Common Stock that the Grantee otherwise would receive upon such exercise, cash equal to the fraction representing such fractional share multiplied by the Fair Market Value of one share of Common Stock as of the date on which such exercise is considered to occur pursuant to Section 4 below.

Conditions of Exercise.  Unless otherwise determined by the Committee in its sole discretion (provided that such determination is not adverse to the Grantee), the Options will be exercisable only in accordance with the conditions stated in this Section 3.

(a) The Options may be exercised only to the extent they have become vested and exercisable in accordance with the provisions of this Section 3.  Except as otherwise provided in this Agreement, subject to the Grantee’s continued employment with the Company or any Subsidiary on each applicable date, one-half of the number of Options subject to this Agreement (with any fractional Option rounded up to the nearest whole Option) will become vested and exercisable on each of December 21, 2018 and December 21, 2019.  The Options that become vested and exercisable on each of the foregoing Vesting Dates are referred to as individual “Tranches.”

(b) Notwithstanding the foregoing, (i) all Options will become vested and exercisable on the date of the Grantee’s Separation if (A) the Grantee’s Separation occurs by reason of Disability on or after the Grant Date or (B) the Grantee dies while employed by the Company or a Subsidiary, and (ii) Options that have not theretofore become vested and exercisable will become vested and exercisable (A) to the extent provided in Section 7 of this Agreement, upon the occurrence of a Change in Control, or (B) to the extent provided in Section 8 of this Agreement, on the date of the Grantee's Separation.

(c) To the extent the Options become vested and exercisable, any or all of such Options may be exercised (at any time or from time to time, except as otherwise provided herein) until expiration of the Term or earlier termination thereof as provided herein.

The Grantee acknowledges and agrees that the Committee, in its discretion and as contemplated by the Plan, may adopt rules and regulations from time to time after the date hereof with respect to the exercise of the Options and that the exercise by the Grantee of Options will be subject to the further condition that such exercise is made in accordance with all such rules and regulations as the Committee may determine are applicable thereto.

Manner of Exercise.  Options will be considered exercised (as to the number of Options specified in the notice referred to in Section 4(a) below) on the latest of (i) the date of exercise designated in the written notice referred to in Section 4(a) below, (ii) if the date so designated is not a Business Day, the first Business Day following such date or (iii) the earliest Business Day by which the Company has received all of the following:

(d) Written notice, in such form as the Committee may require, containing such representations and warranties as the Committee may reasonably require and designating, among other things, the date of exercise and the number of shares of Common Stock (“Option Shares”) to be purchased by exercise of Options;

(e) Payment of the Base Price for each Option Share to be purchased in any (or a combination) of the following forms, as determined by the Grantee:  (A) cash, (B) check, (C) whole shares of any class or series of the Company’s common stock, (D) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Base Price (and, if applicable the Required Withholding Amount, as described in Section 5 below), or (E) the delivery of irrevocable instructions for the Company to withhold the number of shares of Common Stock (valued at the Fair Market Value of such Common Stock on the date of exercise) required to pay the Base Price (and, if applicable, the Required Withholding Amount, as described in Section 5 below) that would otherwise be delivered by the Company to the Grantee upon exercise of the Options (it being acknowledged that the method of exercise described in this clause (E) applies to the Options granted pursuant to this Agreement and will not apply to any options granted under the Plan to the Grantee after the Grant Date unless otherwise provided in the applicable award agreement); and

(f) Any other documentation that the Committee may reasonably require.

Mandatory Withholding for Taxes.  The Grantee acknowledges and agrees that the Company will deduct from the shares of Common Stock otherwise payable or deliverable upon exercise of any Options that number of shares of Common Stock having a Fair Market Value on the date of exercise that is equal to the amount of all federal, state and local taxes required to be withheld by the Company or any Subsidiary of the Company upon such exercise, as determined by the Company (the “Required Withholding Amount”), unless the Grantee remits the Required Withholding Amount to the Company or its designee in cash in such form and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made.  If the Grantee elects to make payment of the Base Price by delivery of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Base Price, such instructions may also include instructions to deliver the Required Withholding Amount to the Company.  In such case, the Company will notify the broker promptly of the Company's determination of the Required Withholding Amount.  Notwithstanding the foregoing or anything contained herein to the contrary, (i) the Grantee may, in his sole discretion, direct the Company to deduct from the shares of Common Stock otherwise payable or deliverable upon exercise of any Options that number of shares of Common Stock having a Fair Market Value on the date of exercise that is equal to the Required Withholding Amount and (ii) the Company will not withhold any shares of Common Stock to pay the Required Withholding Amount if the Grantee has remitted cash to the Company or a Subsidiary or designee thereof in an amount equal to the Required Withholding Amount by such time as the Company may require.

Payment or Delivery by the Company.  As soon as practicable after receipt of all items referred to in Section 4 above, and subject to the withholding referred to in Section 5 above, the Company will (i) deliver or cause to be delivered to the Grantee certificates issued in the Grantee’s name for, or cause to be transferred to a brokerage account through Depository Trust Company for the benefit of the Grantee, the number of shares of Common Stock purchased by exercise of Options, and (ii) deliver any cash payment to which the Grantee is entitled in lieu of a fractional share of Common Stock as provided in Section 2 above.  Any delivery of shares of Common Stock will be deemed effected for all purposes when certificates representing such shares have been delivered personally to the Grantee or, if delivery is by mail, when the certificates have been received by the Grantee, or at the time the stock transfer agent completes the transfer of shares to a brokerage account through Depository Trust Company for the benefit of the Grantee, if applicable, and any cash payment will be deemed effected when a check from the Company, payable to the Grantee and in the amount equal to the amount of the cash owed, has been delivered personally to the Grantee or, if delivery is by mail, upon receipt by the Grantee.

Effect of Change in Control on Exercisability of Options.  Upon the occurrence of a Change in Control on or after the Grant Date but prior to the Grantee’s Separation, any Options that are outstanding and unvested at the time of such Change in Control will immediately become vested and exercisable in full.

Effect of Termination of Employment by the Company Without Cause or by the Grantee For Good Reason on Exercisability of Options.

(g) If the Grantee’s Separation occurs on or after the Grant Date on account of a termination of the Grantee’s employment by the Company without Cause or on account of a voluntary termination by the Grantee of his employment for Good Reason, a pro rata portion of each Tranche of Options that is not vested on the date of such Separation will vest and become exercisable as of the date of the Grantee’s Separation, such pro rata portion with respect to each Tranche to be equal to the product of the number of Option Shares represented by the Options in such Tranche that are not vested on the date of such Separation multiplied by a fraction, the numerator of which is the number of calendar days that have elapsed from the Grant Date through the date of Separation plus an additional 548 calendar days, and the denominator of which is the number of days in the entire vesting period for such Tranche (in no event to exceed the total number of Option Shares represented by the unvested Options in such Tranche as of the date of Separation).  For purposes of this Agreement, the vesting period for each Tranche is the period that begins on the Grant Date and ends on the Vesting Date for such Tranche.

(h) Notwithstanding Section 8(a), if (A) members of the Malone Group cease to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, securities of the Company representing at least 20% of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (such percentage to be calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities) and (B) within the period beginning 90 days before and ending 210 days after the date the condition prescribed in the foregoing clause (A) is satisfied (the “Malone Termination Period”), there shall occur a Separation on account of a termination of the Grantee’s employment by the Company without Cause or on account of a voluntary termination by the Grantee of his employment for Good Reason, and (C) at the time the condition prescribed in clause (A) is satisfied or immediately following the satisfaction of such condition, the Grantee does not beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, securities of the Company representing at least 20% of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (such percentage to be calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), then all of the outstanding, unvested Options will vest and become exercisable in full as of the date of such Separation.

Termination of Options.  The Options will terminate at the time specified below:

(i) If a Change in Control occurs after the Grant Date but prior to the Grantee’s Separation, all Options will terminate at the expiration of the Term.

(j) If a Change in Control has not then occurred after the Grant Date and the Grantee’s Separation occurs prior to the Close of Business on December 31, 2019 on account of a termination of the Grantee’s employment for Cause, all Options that are not vested and exercisable as of the Close of Business on the date of Separation will terminate at that time and all Options that are vested and exercisable as of the Close of Business on the date of Separation will terminate at the Close of Business on the first Business Day following the expiration of the 90-day period that began on the date of the Grantee's Separation.

(k) If (i) the Grantee’s Separation does not occur prior to the Close of Business on December 31, 2019, or (ii) a Change in Control has not then occurred after the Grant Date and the Grantee’s Separation occurs (A) on account of a termination of the Grantee’s employment without Cause, (B) on account of a termination of the Grantee’s employment by the Grantee with or without Good Reason, or (C) by reason of the death or Disability of the Grantee, then all Options that are not vested and exercisable as of the Close of Business on the date of Separation after giving effect to the provisions of Section 3 and Section 8 will terminate at that time, and all Options that are vested and exercisable as of the Close of Business on the date of Separation after giving effect to the provisions of Section 3 and Section 8 will terminate at the expiration of the Term.

In any event in which Options remain exercisable for a period of time following the date of the Grantee’s Separation as provided above, the Options may be exercised during such period of time only to the extent the same were vested and exercisable as provided in Section 3 above on such date of Separation (after giving effect to the application of Section 8 above).  Notwithstanding any period of time referenced in this Section 9 or any other provision of this Agreement or any other agreement that may be construed to the contrary, the Options will in any event terminate not later than upon the expiration of the Term.

Nontransferability.  Options are not transferable (either voluntarily or involuntarily), before or after Grantee’s death, except as follows: (a) during Grantee’s lifetime, pursuant to a domestic relations order, issued by a court of competent jurisdiction, that is not contrary to the terms and conditions of the Plan or this Agreement, and in a form acceptable to the Committee; or (b) after Grantee’s death, by will or pursuant to the applicable laws of descent and distribution, as may be the case.  Any person to whom Options are transferred in accordance with the provisions of the preceding sentence shall take such Options subject to all of the terms and conditions of the Plan and this Agreement, including that the vesting and termination provisions of this Agreement will continue to be applied with respect to the Grantee.  Options are exercisable only by the Grantee (or, during the Grantee’s lifetime, by the Grantee’s court appointed legal representative) or a person to whom the Options have been transferred in accordance with this Section.

Forfeiture for Misconduct and Repayment of Certain Amounts.  If (i) a material restatement of any financial statement of the Company (including any consolidated financial statement of the Company and its consolidated subsidiaries) is required and (ii) in the reasonable judgment of the Committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the Grantee, the Grantee will repay to the Company Forfeitable Benefits received by the Grantee during the Misstatement Period in such amount as the Committee may reasonably determine, taking into account, in addition to any other factors deemed relevant by the Committee, the extent to which the market value of Common Stock during the Misstatement Period was affected by the error(s) giving rise to the need for such restatement.  “Forfeitable Benefits” means (i) any and all cash and/or shares of Common Stock received by the Grantee (A) upon the exercise during the Misstatement Period of any SARs held by the Grantee or (B) upon the payment during the Misstatement Period of any Cash Award or Performance Award held by the Grantee, the value of which is determined in whole or in part with reference to the value of Common Stock, and (ii) any proceeds received by the Grantee from the sale, exchange, transfer or other disposition during the Misstatement Period of any shares of Common Stock received by the Grantee upon the exercise, vesting or payment during the Misstatement Period of any Award held by the Grantee.  By way of clarification, “Forfeitable Benefits” will not include any shares of Common Stock received upon exercise of any Options during the Misstatement Period that are not sold, exchanged, transferred or otherwise disposed of during the Misstatement Period.  “Misstatement Period” means the 12-month period beginning on the date of the first public issuance or the filing with the Securities and Exchange Commission, whichever occurs earlier, of the financial statement requiring restatement.

No Stockholder Rights.  Prior to the exercise of Options in accordance with the terms and conditions set forth in this Agreement, the Grantee will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock underlying the Options, as applicable, nor will the existence of this Agreement affect in any way the right or power of the Company or any stockholder of the Company to accomplish any corporate act, including, without limitation, any reclassification, reorganization or other change of or to its capital or business structure, merger, consolidation,  liquidation, or sale or other disposition of all or any part of its business or assets.

Adjustments.  If the outstanding shares of Common Stock are subdivided into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or are combined into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase any shares of Common Stock or other similar corporate event (including mergers or consolidations) affects shares of Common Stock such that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Agreement, then the Options will be subject to adjustment (including, without limitation, as to the number of Options and the Base Price per share of such Options) in such manner as the Committee, in its sole discretion, deems equitable and appropriate in connection with the occurrence of any of the events described in this Section 13 following the Grant Date.

Restrictions Imposed by Law.  Without limiting the generality of Section 10.8 of the Plan, the Grantee will not exercise the Options, and the Company will not be obligated to make any cash payment or issue or cause to be issued any shares of Common Stock if counsel to the Company determines that such exercise, payment or issuance would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of Common Stock are listed or quoted.  The Company will in no event be obligated to take any affirmative action in order to cause the exercise of the Options or the resulting payment of cash or issuance of shares of Common Stock to comply with any such law, rule, regulation or agreement.

Notice.  Unless the Company notifies the Grantee in writing of a different procedure or address, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by United States first class mail, postage prepaid and addressed as follows:

Liberty TripAdvisor Holdings, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

Attn:  General Counsel

Unless the Company elects to notify the Grantee via email, any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class mail, postage prepaid, to the Grantee's address as listed in the records of the Company on the date of this Agreement, unless the Company has received written notification from the Grantee of a change of address.

Amendment.  Notwithstanding any other provision hereof, this Agreement may be amended from time to time as approved by the Committee as contemplated in the Plan.  Without limiting the generality of the foregoing, without the consent of the Grantee,

(l) this Agreement may be amended from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company’s stockholders and, provided, in each case, that such changes or corrections will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(m) subject to any required action by the Board or the stockholders of the Company, the Options granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided, that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Options.

Grantee Employment.  Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the Grantee’s employment at any time, with or without Cause.

Nonalienation of Benefits.  Except as provided in Section 10 of this Agreement, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.

Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Colorado.

Construction.  References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan.  The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense.  All decisions of the Committee upon questions regarding this Agreement or the Plan will be conclusive.  Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control.  The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

Rules by Committee.  The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee may adopt from time to time.

Entire Agreement.  This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof.  The Grantee and the Company hereby declare and represent that no promise or agreement not expressed herein has been made regarding the Award and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award.  Subject to the restrictions set forth in Sections 10 and 18, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

Grantee Acceptance.  The Grantee will signify his acceptance of the terms and conditions of this Agreement by signing below and returning a signed copy to the Company.

Code Section 409A Compliance.  To the extent that the provisions of Section 409A of the Code or any U.S. Department of the Treasury regulations promulgated thereunder are applicable to any Option, the parties intend that this Agreement will meet the requirements of such Code section and regulations and that the provisions hereof will be interpreted in a manner that is consistent with such intent.  If, however, the Grantee is liable for the payment of any tax, penalty or interest pursuant to Section 409A of the Code, or any successor or like provision (the “409A Tax”), with respect to any payments or property transfers received or to be received under this Agreement or otherwise, the Company will pay the Grantee an amount (the “Special Reimbursement”) which, after payment to the Grantee (or on the Grantee’s behalf) of any federal, state and local taxes, including, without limitation, any further tax, penalty or interest under Section 409A of the Code, with respect to or resulting from the Special Reimbursement, equals the net amount of the 409A Tax.  Any payment due to the Grantee under this Section will be made to the Grantee, or on behalf of the Grantee, as soon as practicable after the determination of the amount of such payment, but no sooner than the date on which the Company is required to withhold such amount or the Grantee is required to pay such amount to the Internal Revenue Service.  Notwithstanding the foregoing, all payments under this Section will be made to the Grantee, or on the Grantee’s behalf, no later than the end of the year following the year in which the Grantee or the Company paid the related taxes, interest or penalties.  The Grantee will cooperate with the Company in taking such actions as the Company may reasonably request to assure that this Agreement will meet the requirements of Section 409A of the Code and any U.S. Department of the Treasury regulations promulgated thereunder and to limit the amount of any additional payments required by this Section to be made to the Grantee.

Replacement Awards.  Any restricted stock unit, restricted stock, option or other equity or equity derivative that is issued after the Grant Date to the Grantee by the Company or any other Person pursuant to a Fundamental Corporate Event in full or partial replacement of, as an adjustment to, or otherwise with respect to, an Option granted pursuant to this Agreement (a “Replacement Award”), will have the same term and the same vesting and exercisability terms and conditions as the Options, except that if the Company is not the issuer of a Replacement Award, the definition of Change in Control with respect to such Replacement Award will be applied with respect to the issuer of such Replacement Award as if it were the “Company” for purposes of such definition.  By way of illustration, a Change in Control of the Company will not cause acceleration of any Replacement Awards that are not issued by the Company and a Change in Control of the issuer of any Replacement Awards with respect to which the Company is not the issuer will not cause acceleration of any remaining Options with respect to which the Company is the issuer.

Legal Fees and Other Expenses.  The Company will pay or reimburse the Grantee for all legal fees and expenses incurred by the Grantee in connection with the review, preparation and negotiation of this Agreement and will also pay or reimburse the Grantee for any HSR filing fees incurred by him in connection with his receipt of Options and/or shares of Common Stock pursuant to this Agreement.  Any such reimbursement will be made as soon as practicable following submission of a reimbursement request, but no later than the end of the year following the year during which the underlying expense was incurred.

Confidential Information. The Grantee will not, during or after his employment with the Company, without the prior express written consent of the Company, directly or indirectly use or divulge, disclose or make available or accessible any Confidential Information (as defined below) to any person, firm, partnership, corporation, trust or any other entity or third party (other than when required to do so in good faith to perform the Grantee’s duties and responsibilities to the Company or when (i) required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, or (ii) necessary to prosecute the Grantee’s rights against the Company or its Subsidiaries or to defend himself against any allegations).  The Grantee will also proffer to the Company, no later than the effective date of any termination of the Grantee’s engagement with the Company for any reason, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in the Grantee’s actual or constructive possession or which are subject to the Grantee’s control at such time.  For purposes of this Agreement, “Confidential Information” will mean all information respecting the business and activities of the Company or any Subsidiary, including, without limitation, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, trade secrets, data gathering methods and/or strategies of the Company or any Subsidiary.  Notwithstanding the immediately preceding sentence, Confidential Information will not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of the Grantee’s breach of any of his obligations under this Section).  If the Grantee is in breach of any of the provisions of this Section or if any such breach is threatened by the Grantee, in addition to and without limiting or waiving any other rights or remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, without the necessity of posting a bond, to restrain any such breach or threatened breach and to enforce the provisions of this Section.  The Grantee agrees that there is no adequate remedy at law for any such breach or threatened breach and, if any action or proceeding is brought seeking injunctive relief, the Grantee will not use as a defense thereto that there is an adequate remedy at law.

Arbitration.  Except as provided in Section 27 of this Agreement, any controversy, claim or dispute arising out of or in any way relating to this Agreement or the Grantee’s employment with, or termination of employment from, the Company (including whether such controversy, claim or dispute is subject to arbitration), excepting only claims that may not, by statute, be arbitrated, will be submitted to binding arbitration.  Both the Grantee and the Company acknowledge that they are relinquishing their right to a jury trial.  The Grantee and the Company agree that arbitration will be the exclusive method for resolving disputes arising out of or related to this Agreement or to the Grantee’s employment with, or termination of employment from, the Company.

The arbitration will be administered by JAMS in accordance with the Employment Arbitration Rules & Procedures of JAMS then in effect and subject to JAMS Policy on Employment Arbitration Minimum Standards, except as otherwise provided in this Agreement.  Arbitration will be commenced and heard in the Denver, Colorado metropolitan area.  Only one arbitrator will preside over the proceedings, who will be selected by agreement of the parties from a list of five or more qualified arbitrators provided by the arbitration tribunal, or if the parties are unable to agree on an arbitrator within 10 Business Days following receipt of such list, the arbitration tribunal will select the arbitrator.  The arbitrator will apply the substantive law (and the law of remedies, if applicable) of Colorado or federal law, or both, as applicable to the claim(s) asserted.  In any arbitration, the burden of proof will be allocated as provided by applicable law.  The arbitrator will have the authority to award any and all legal and equitable relief authorized by the law applicable to the claim(s) being asserted in the arbitration, as if the claim(s) were brought in a federal court of law.  Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award.  Discovery, such as depositions or document requests, will be available to the Company and the Grantee as though the dispute were pending in U.S. federal court.  The arbitrator will have the ability to rule on pre-hearing motions as though the matter were in a U.S. federal court, including the ability to rule on a motion for summary judgment.

If permitted by applicable law, the fees of the arbitrator and any other fees for the administration of the arbitration that would not normally be incurred if the action were brought in a court of law (e.g., filing fees or room rental fees) will be shared equally by the parties.  If the foregoing is not permitted by applicable law, the fees of the arbitrator and any other fees for the administration of the arbitration that would not normally be incurred if the action were brought in a court of law will be paid by the Company.  Each party will pay its own attorneys’ fees and other costs incurred in connection with the arbitration, unless the relief authorized by law allows otherwise and the arbitrator determines that such fees and costs will be paid in a different manner.  The arbitrator must provide a written decision.  If any part of this arbitration provision is deemed to be unenforceable by an arbitrator or a court of law, that part may be severed or reformed so as to make the balance of this arbitration provision enforceable.

Liberty TripAdvisor Holdings, Inc.

By: /s/ Richard N. Baer

Name:Richard N. Baer

Title:Senior Vice President and General Counsel

/s/ Gregory B. Maffei

Gregory B. Maffei

Exhibit A
Liberty TripAdvisor Holdings, Inc. 2014 Omnibus Incentive Plan
(copy attached)

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